EXHIBIT 10.66

SHAREHOLDER AGREEMENT

dated as of October 22, 2013

by and between

SAMSUNG DISPLAY CO., LTD.

and

CORNING INCORPORATED

CORNING INCORPORATED - 2013 Form 10-K	1

CORNING INCORPORATED - 2013 Form 10-K	2

CORNING INCORPORATED - 2013 Form 10-K	3

Back to Contents

SHAREHOLDER AGREEMENT

This SHAREHOLDER AGREEMENT (this “Agreement”) is dated as of October 22, 2013, by and between Corning Incorporated, a New York corporation (the “Company”), and Samsung Display Co., Ltd., a company organized under the laws of the Republic of Korea (the “Shareholder”). This Agreement shall be effective and shall take effect as of the completion of the Closing (as defined herein) and only if the Closing occurs.

RECITALS

WHEREAS, the Shareholder, the Company, Corning Luxembourg S.àr.l. (“Corning Buyer”), Corning Holding Japan G.K. and Corning Hungary Data Services Limited Liability Company have entered into that certain Framework Agreement, dated as of the date hereof (the “Framework Agreement”), pursuant to which, among other things, the Shareholder, the Company and Corning Buyer shall enter into a Purchase and Subscription Agreement pursuant to which the Shareholder will acquire 2,300 shares of the Company’s Fixed Rate Cumulative Convertible Preferred Stock, Series A, par value $100 per share (the “Preferred Stock”), on the terms and subject to the conditions set forth therein;

WHEREAS, the Shareholder, Samsung Electronics Co., Ltd., a company organized under the laws of the Republic of Korea (“Samsung”), and the Company have entered into that certain Standstill Agreement, dated as of the date hereof (the “Standstill Agreement”), setting forth certain rights of and restrictions on the Shareholder as a shareholder of the Company and Samsung as an affiliate of the Shareholder; and

WHEREAS, each of the Parties desires to enter into this Agreement in order to establish certain rights, restrictions and obligations of the Shareholder, as well as to set forth certain other arrangements relating to the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and the mutual promises and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I	Definitions

Section 1.1	Definitions

Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such Person. For purposes of this Agreement, “control,” when used with respect to any specified Person, shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have correlative meanings.

“Agreement” has the meaning set forth in the Preamble.

“Beneficially Own,” “Beneficially Owned,” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes of this Agreement (i) the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a Person shall be deemed to be the beneficial owner of a security if that Person has the right to acquire beneficial ownership of such security at any time and (ii) a Person shall be deemed to Beneficially Own any security that, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, is the subject of a derivative transaction entered into by such Person, or derivative security acquired by such Person, which gives such Person the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of such securities; and, provided that, in determining any Person’s Beneficial Ownership of Common Stock, such Person shall be deemed to Beneficially Own the aggregate number of shares of Common Stock issuable upon conversion of all shares of the Preferred Stock Beneficially Owned by such Person as of the determination date.

“Blackout Notice” has the meaning set forth in Section 5.4.

“Blackout Period” has the meaning set forth in Section 5.4.

“Board” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in New York City, New York or in Seoul, the Republic of Korea.

“Capital Raising Transaction” has the meaning set forth in Section 2.2(a).

“Capital Stock” means the Preferred Stock, the Common Stock and any other equity securities or capital stock of the Company, whether authorized as of or after the date hereof.

“Change of Control” means (i) the consummation of any transaction or series of transactions which results in a single Person or Group of Persons owning or controlling over fifty percent (50%) of the voting power of the Company’s Capital Stock effected by means of the sale of stock, merger, consolidation, issuance of shares, reorganization, share exchange or other form of transaction or agreement, other than any such transaction undertaken solely for the purpose of reincorporating the Company in a different jurisdiction, (ii) the consummation of a merger or consolidation of the Company with any other Person, other than a merger or consolidation

CORNING INCORPORATED - 2013 Form 10-K	4

Back to Contents

which would result in the holders of the Voting Securities of the Company outstanding immediately prior thereto continuing to hold at least fifty percent (50%) of the total voting power represented by the Voting Securities of the Company or the voting securities of such surviving entity or its parent outstanding immediately after such merger or consolidation or (iii) a sale, transfer or other disposition of all or substantially all of the Company’s assets to a single Person or a Group of Persons.

“Closing” has the meaning set forth in the Framework Agreement.

“Common Stock” means the common stock, par value $0.50 per share, of the Company.

“Company” has the meaning set forth in the Preamble.

“Company Repurchase” has the meaning set forth in Section 3.1.

“Convertible Securities” means any Capital Stock, evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock or other Equity Securities, but excluding Options.

“Corning Buyer” has the meaning set forth in the Recitals.

“Demand Notice” has the meaning set forth in Section 5.1(a).

“Demand Registration” has the meaning set forth in Section 5.1(a).

“Effective Registration Date” means the date on which any shares of the Common Stock are issued to the Shareholder upon conversion of the Preferred Stock.

“Eligible Transferee” has the meaning set forth in Section 4.2(a).

“Equity Securities” means the “equity securities” (as such term is defined in Rule 3a11-1 under the Exchange Act) of the Company.

“Excess Shares” has the meaning set forth in Section 3.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC from time to time thereunder.

“Framework Agreement” has the meaning set forth in the Recitals.

“Fully Diluted Basis” means, as of any date of determination and without duplication, (a) all issued and outstanding shares of Common Stock as of such date and (b) all shares of Common Stock issuable upon conversion of any shares of Preferred Stock or any Convertible Securities, whether or not such Preferred Stock or Convertible Securities are at the time convertible into Common Stock.

“Governmental Entity” means any foreign, domestic, federal, territorial, state or local governmental entity, any quasi-governmental authority or entity, any court, tribunal, judicial or arbitral body, commission, board, bureau, agency or instrumentality, any regulatory, self-regulated or other non-governmental regulatory department, agency, authority or organization, or any political or other subdivision, department or branch of any of the foregoing.

“Group” has the meaning specified in Section 13(d)(3) of the Exchange Act.

“Holders” means the Shareholder and any permitted Transferee in accordance with this Agreement of Registrable Securities.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

“Law” means any statute, law, code, ordinance, rule or regulation of any Governmental Entity.

“New Shares” has the meaning set forth in Section 2.2(a).

“Option” means any right, option or warrant to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities granted to the Company’s directors, officers or employees and any other service providers.

“Ownership Cap” means a Total Ownership Percentage of nine percent (9%).

“Participation Acceptance Notice” has the meaning set forth in Section 2.2(b).

“Participation Acceptance Period” has the meaning set forth in Section 2.2(a).

“Participation Notice” has the meaning set forth in Section 2.2(a).

“Participation Right” has the meaning set forth in Section 2.2(a).

“Parties” means the parties to this Agreement.

“Person” means any individual, corporation, partnership, limited partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or other similar organization or entity.

“Preferred Stock” has the meaning set forth in the Recitals.

“Prohibited Transferee” has the meaning set forth in Section 4.1(b).

“Pro Rata Portion” means, on any issuance date for New Shares, the number of New Shares equal to the product of (a) the total number of New Shares to be issued by the Company on such date and (b) the fraction determined by dividing (i) the number of shares of Common Stock owned by the Shareholder Group on such date immediately prior to such issuance (measured on a Fully Diluted Basis) by (ii) the total number of shares of Common Stock outstanding on such date immediately prior to such issuance (measured on a Fully Diluted Basis).

“Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430B promulgated under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, any Issuer Free Writing Prospectus related thereto, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Registrable Securities” means (i) Common Stock issued or issuable upon conversion of the Preferred Stock and (ii) any securities issued directly or indirectly with respect to such shares described in clause (i) because of stock splits, stock dividends, reclassifications, mergers, consolidations, or similar events. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (x) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (y) such securities shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act or (z) such securities shall have been redeemed or repurchased by the Company.

“Registration” refers to a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of such Registration Statement.

“Registration Expenses” means all costs and expenses that are incurred by or at the direction of the Company in effecting any registration pursuant to this Agreement, including all registration, qualification and filing fees of the SEC, applicable securities exchanges and/or the Financial Industry Regulatory Authority, Inc., printing expenses, costs of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to purchasers of the securities so registered, fees and expenses of the Company’s transfer agent, road show costs, fees and disbursements of counsel for the Company, “Blue Sky” fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses.

“Registration Period” means a period beginning on the Effective Registration Date and ending on the earlier of (i) such time as all Capital Stock which were Registrable Securities cease to be Registrable Securities; (ii) such time as the Shareholder Group Beneficially Owns a number of Registrable Securities representing less than the greater of (x)

CORNING INCORPORATED - 2013 Form 10-K	5

Back to Contents

zero point five percent (0.50%) of the Company’s Capital Stock on a Fully Diluted Basis and (y) a market value of at least $200,000,000.00 in the aggregate; and (iii) the termination of this Agreement in accordance with the terms of Section 7.1.

“Registration Statement” means any registration statement of the Company under the Securities Act which permits the public offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Representative” means, as to any Person, the directors, managers, managing members, general partners, officers, employees, attorneys, investment banking and financial advisors, independent accountants and any other agents and representatives of the Person.

“Rule 144” means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any successor rule that may be promulgated by the SEC.

“Samsung” has the meaning set forth in the Recitals.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Selling Expenses” means all underwriting discounts, selling commissions and similar fees, and stock transfer taxes applicable to the offer and/or sale of Registrable Securities, and fees and disbursements of counsel for any Holder or underwriter.

“Selling Holder” means each Holder of Registrable Securities included in a Registration pursuant to Article V.

“Shareholder” has the meaning set forth in the Preamble.

“Shareholder Group” means the Shareholder, Samsung and any Subsidiary or Affiliate of the Shareholder or Samsung.

“Standstill Agreement” has the meaning set forth in the Recitals.

“Stock Equivalents” means, collectively, any Option, warrant or other security or right that is by its terms, at the time of calculation, directly or indirectly, convertible into or exchangeable or exercisable for shares of Common Stock; provided that Stock Equivalents shall not include any Capital Stock.

“Subsidiary” means, with respect to any Person, any other Person of which the first Person owns, directly or indirectly, securities or other ownership interests having voting power to elect a majority of the board of directors or other Persons performing similar functions (or, if there are no such voting interests, more than fifty percent (50.0%) of the equity interests of the second Person).

“Total Ownership Percentage” means, with respect to any Person calculated at a particular point in time, the ratio, expressed as a percentage, of (a) the shares of Common Stock, including any shares issuable upon conversion of Preferred Stock (whether or not then convertible), Beneficially Owned by such Person, over (b) the total number of shares of Common Stock then outstanding on a Fully Diluted Basis.

“Transfer” means, with respect to any security, any direct or indirect sale, assignment, pledge, transfer, hedge, encumbrance, hypothecation, securities lending, voting agreement or other disposition, whether voluntary, by operation of Law or otherwise, thereof or therewith, whether in a single transaction or a series of related transactions, or the entry into a definitive agreement with respect to any of the foregoing (for the avoidance of doubt, whether such agreement is to be settled by delivery of shares of Capital Stock or Stock Equivalents, in cash or otherwise); and “Transferee” means a Person to whom a Transfer is made or is proposed to be made.

“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

“Violation” has the meaning set forth in Section 5.5(a).

“Voting Securities” means the Common Stock and/or any other securities of the Company entitled (whether pursuant to applicable Law or otherwise) to vote on any matter, including in the election of directors of the Company.

Section 1.2	Interpretation

For purposes of this Agreement: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles and Sections mean the Articles and Sections of this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted.

ARTICLE II	Voting and Participation Rights

Section 2.1	Voting Rights

(a)	During the time this Agreement is in effect, the Shareholder shall take such action (and shall cause Samsung and each of its and Samsung’s Affiliates that Beneficially Own Voting Securities to take such action) (including, if applicable, through the execution of one or more written consents if shareholders of the Company are requested to vote through the execution of an action by written consent in lieu of any such annual or special meeting of shareholders of the Company) as may be required so that all Voting Securities Beneficially Owned

CORNING INCORPORATED - 2013 Form 10-K	6

Back to Contents

by it (or any such Affiliate) from time to time are voted in the same manner (“for,” “against,” “withheld,” “abstain” or otherwise, with lost, damaged or disfigured ballots counting as abstentions to the extent that they cannot be counted as “for,” “against,” “withheld” or otherwise under applicable Law) as recommended by the Board to the other holders of Voting Securities; provided, however, that, except as provided in Section 3.1, the Shareholder or any of its Affiliates shall not be under any obligation to vote any shares of Common Stock held by them in accordance with the recommendation of the Board with respect to the approval (or non-approval) or adoption (or non-adoption) of a transaction that would result in a Change of Control of the Company or with respect to a matter the approval of which would materially adversely affect the Shareholder’s rights as a shareholder of the Company disproportionately to the other shareholders of the Company taken as a group (which for the avoidance of doubt shall not include any vote with respect to the election of directors, compensation matters or any “routine” matters). The Shareholder further agrees not to, and shall cause Samsung and each of its and Samsung’s Affiliates not to, take any other actions as a shareholder of the Company intended to or reasonably likely to, directly or indirectly, circumvent, avoid or nullify the voting arrangements required by this Section 2.1 and Section 3.1.

(b)	The Shareholder, as the holder(s) of Voting Securities, shall use its, and shall cause Samsung and each of its and Samsung’s Affiliates to use their, reasonable best efforts to be present, in person or by proxy, at all meetings of the shareholders of the Company so that all Voting Securities Beneficially Owned by it or them (or by any such Affiliate of the Shareholder or Samsung) from time to time may be counted for the purposes of determining the presence of a quorum at such meetings. The foregoing provision shall also apply to the execution by the Shareholder or any Affiliate of the Shareholder or Samsung, as the holder(s) of Voting Securities, of any written consent in lieu of a meeting of holders of Voting Securities or any class thereof.

(c)	In furtherance of this Section 2.1 and Section 3.1, the Shareholder shall, and shall cause its Affiliates, Samsung and Samsung’s Affiliates to, if and when requested by the Company from time to time, promptly execute and deliver to the Company an irrevocable proxy, substantially in the form of Exhibit A attached hereto, and irrevocably appoint the Company or its designees, with full power of substitution, its attorney, agent and proxy to vote (or cause to be voted) or to give consent with respect to, all of the Voting Securities as to which the Shareholder (or any Affiliates of the Shareholder or Samsung), is entitled to vote, in the manner and with respect to the matters set forth in this Section 2.1 and Section 3.1; provided, however, that in the event the Affiliates of the Shareholder and Samsung (for the avoidance of doubt, excluding the Shareholder and Samsung) collectively own less than one (1) percent of the outstanding Common Stock at such time, the Shareholder shall not have an obligation to cause its or Samsung’s Affiliates (other than Samsung and any of Samsung’s or the Shareholder’s Subsidiaries) to deliver the foregoing irrevocable proxy. The Shareholder acknowledges, and shall cause its Affiliates, Samsung and Samsung’s Affiliates to acknowledge, that any such proxy executed and delivered shall be coupled with an interest, shall constitute, among other things, an inducement for the Company to enter into this Agreement, shall be irrevocable and binding on any successor in interest of such Shareholder (or any Affiliate of the Shareholder or Samsung), as applicable, and shall not be terminated by operation of Law upon the occurrence of any event, except that such proxy shall terminate and be of no further effect upon the valid termination of this Agreement. Such proxy shall operate to revoke and render void any prior proxy as to any Voting Securities heretofore granted by such Shareholder (or any Affiliate of the Shareholder or Samsung), as applicable, to the extent it is inconsistent with such proxy.

Section 2.2	Participation Rights

(a)	If the Company proposes to issue any new Capital Stock in connection with a Capital Raising Transaction (the “New Shares”), unless prohibited by applicable law or the rules and regulations of the New York Stock Exchange or any other securities exchange on which the Company’s securities are listed or trading, the Company shall use reasonable best efforts to provide a notice in writing (the “Participation Notice”) to the Shareholder at least seven (7) days prior to engaging in such Capital Raising Transaction and shall allow the Shareholder to participate in such offering based on its Pro Rata Portion of such New Shares on the same terms as such New Shares are to be offered in such offering (each such right, a “Participation Right”); provided that if the Company does not provide a Participation Notice at least seven (7) days prior to engaging in a Capital Raising Transaction, (i) the Company shall provide the Participation Notice to the Shareholder as soon as practicable thereafter, (ii) if the Participation Notice was provided to the Shareholder prior to the closing of the Capital Raising Transaction, the Company shall (A) use reasonable best efforts to enable the Shareholder to exercise its Participation Right in such Capital Raising Transaction or (B) if such Capital Raising Transaction has closed without the Shareholder’s participation therein, enable the Shareholder to receive substantially equivalent securities as were issued in such Capital Raising Transaction (which securities shall have no worse rights as to liquidation and dividends than the New Shares) (provided that, in each case, the Company shall not be required to delay closing of such Capital Raising Transaction) and (iii) if the Participation Notice was provided to the Shareholder after the closing of the Capital Raising Transaction, the Company shall enable the Shareholder to receive substantially equivalent securities as were issued in such Capital Raising Transaction (which securities shall have no worse rights as to liquidation and dividends than the New Shares) (in the case of sub-clauses (ii)(B) and (iii) above, the Participation Notice and Participation Right shall be deemed to refer and apply to such substantially equivalent securities rather than New Shares subject to the Capital Raising Transaction). Regardless of whether or not the Participation Notice was delivered prior to or after the closing of the Capital Raising Transaction as described in the Participation Notice, the Shareholder shall have seven (7) days from the date the Participation Notice was delivered to the Shareholder to deliver to the Company the Participation Acceptance Notice pursuant to Section 2.2(b) (such seven (7) day period during which the Shareholder has a Participation Right (including the right to receive substantially equivalent securities) is referred to as the “Participation Acceptance Period”); provided, however, that any acquisition or acquisitions of Capital Stock pursuant to the Participation Right shall not cause the Total Ownership Percentage of the Shareholder Group to exceed the Ownership Cap. A “Capital Raising Transaction” shall mean any issuance of shares of Common Stock or other securities of any type whatsoever (for the avoidance of doubt excluding a distribution of rights pursuant to a shareholder rights plan issued for no consideration) that are or may become convertible or exchangeable into shares of Common Stock, other than in a private transaction with a Person that (i) alone or with or through its Affiliates has (or will have in connection with a Capital Raising Transaction) a strategic relationship (including, for the avoidance of doubt, commercial relationships with customers, suppliers, vendors, distributors, etc.) with the Company or any of its Affiliates and (ii) is not acting as an initial purchaser for further distribution of such securities. Notwithstanding the foregoing, (A) a Capital Raising Transaction shall not include any issuance of shares of Common Stock or other securities (x) in connection with an acquisition, merger, share exchange, business combination or similar transaction by or involving the Company or any of its Affiliates

CORNING INCORPORATED - 2013 Form 10-K	7

Back to Contents
or (y) in connection with director and employee compensation or incentive plans of the Company or any of its Affiliates, and (B) with respect to shares of Common Stock sold in any underwritten public offering, the Company or the underwriters for such offering shall have no obligation pursuant to this Section 2.2 (including any obligation to give notice or reserve any securities or be required to allow the Shareholder to subscribe for any securities). Notwithstanding anything in this Agreement to the contrary, a Capital Raising Transaction that involves solely the issuance of Common Stock shall not require the delivery of the Participation Notice and the Shareholder shall not have a Participation Right with respect to such issuance.

(b)	The Participation Notice shall specify (i) the number and type of New Shares to be issued (or that were issued), (ii) the date on which the Company proposes to issue the New Shares (or the date the Company issued the New Shares), (iii) the price per New Share and the terms and conditions on which the New Shares will be available for subscription (or were subscribed for), and (iv) the Participation Acceptance Period. If the Shareholder desires to subscribe to New Shares, it shall notify the Company in writing within the Participation Acceptance Period of the number of New Shares it wishes to purchase at the price and on the terms described in the Participation Notice, which number shall not exceed both the Shareholder’s Pro Rata Portion or cause the Shareholder Group’s Total Ownership Percentage to exceed the Ownership Cap (the “Participation Acceptance Notice”). The Participation Acceptance Notice shall be binding and irrevocable.

(c)	If the Shareholder fails to submit the Participation Acceptance Notice to the Company during the Participation Acceptance Period or submits the Participation Acceptance Notice to the Company indicating its desire to purchase less than its Pro Rata Portion, then the Company shall be entitled to offer any unsubscribed New Shares to any third party at the same price and on the same terms and conditions set forth in the Participation Notice.

(d)	In the event that the issuance of New Shares in full to the Shareholder pursuant to this Section 2.2 would require the approval by the Company’s shareholders under applicable Law or the rules of the New York Stock Exchange and the Company does not seek and obtain such approval (for the avoidance of doubt, the Company shall have no obligation to seek or obtain such approval), (i) the excess amount of such New Shares to the extent otherwise triggering such shareholder approval requirement will be excluded from the total number of New Shares that the Shareholder would otherwise have a right to purchase pursuant to this Section 2.2 and (ii) the Shareholder shall instead be permitted to acquire up to a number of shares of Common Stock, that would, in the aggregate, result, after giving effect to such open market transactions, in the Shareholder’s Beneficial Ownership of Common Stock being equal to what the Shareholder’s Beneficial Ownership of Common Stock would have been had New Shares been issued in full pursuant to this Section 2.2 to the Shareholder in the absence of such shareholder approval requirement.

(e)	The Shareholder agrees that all information provided by the Company to the Shareholder pursuant to this Section 2.2 (other than such information that is disclosed to the general public by or on behalf of the Company) shall be treated by the Shareholder and its Affiliates as confidential information and shall not be disclosed by the Shareholder and its Affiliates to any third party without the prior written consent of the Company, except (i) as required by applicable Law or the rules of any securities exchange or market and (ii) to their agents, representatives and advisors retained in relation to the participation in the Capital Raising Transaction (only to the extent necessary to perform the duties of such agents, representatives and advisors and only if such agents, representatives and advisors agree to keep such information confidential and the Shareholder remains liable for any breach of this provision by any such agents, representatives or advisors).

ARTICLE III	Required Dispositions

Section 3.1	Required Dispositions; Required Voting

If, during the time this Agreement is in effect, the Total Ownership Percentage of the Shareholder Group exceeds the Ownership Cap at any time, the Shareholder shall promptly provide written notice of such excess to the Company and promptly dispose of, cause Samsung to dispose of, or use reasonable best efforts to cause the other members of the Shareholder Group to promptly, and in no event later than (a) six (6) months after the Shareholder or Samsung becomes aware that the Ownership Cap has been exceeded as a result of ownership of Capital Stock by an Affiliate (other than a Subsidiary) of the Shareholder or Samsung and (b) three (3) months after the Shareholder or Samsung becomes aware that the Ownership Cap has been exceeded as a result of ownership of Capital Stock by a Subsidiary of the Shareholder or Samsung, dispose of, such number of shares of Common Stock owned by any member of the Shareholder Group as shall be necessary to reduce the Total Ownership Percentage of the Shareholder Group to no more than the Ownership Cap; provided that any such required disposition shall be subject to the transfer restrictions under Section 4.1. The foregoing notwithstanding, if at any time during the term of this Agreement the Total Ownership Percentage of the Shareholder Group exceeds the Ownership Cap immediately after a repurchase of Common Stock by the Company pursuant to a tender offer, open market purchases or otherwise (a “Company Repurchase”), then the Shareholder shall, within twelve (12) months after the date the Shareholder receives from the Company a written notice of such Company Repurchase, (a) dispose of, or (b) cause the other members of the Shareholder Group to dispose of, such number of shares of Common Stock owned by the Shareholder Group as shall be necessary to reduce the Total Ownership Percentage of the Shareholder Group to no more than the Ownership Cap; provided that any such required disposition shall be subject to the Transfer restrictions under Section 4.1. For the avoidance of doubt, the dispositions required under this Section 3.1 shall not require any member of the Shareholder Group to dispose of any shares of Preferred Stock. Notwithstanding anything in this Agreement to the contrary, the Shareholder shall, shall cause its Affiliates and Samsung and Samsung’s Affiliates to, vote all Voting Securities Beneficially Owned by each of them in excess of the Ownership Cap (the “Excess Shares”) and all Breach Shares (as defined in the Standstill Agreement) Beneficially Owned by each of them, at any meeting of shareholders (or action by written consent in lieu of any such meeting) as recommended by the Board (including, notwithstanding the provisions of Section 2.1, voting in accordance with the Board’s recommendation with respect to any Change of Control proposal or Change of Control transaction or for any other matter).

CORNING INCORPORATED - 2013 Form 10-K	8

Back to Contents
ARTICLE IV	Transfers

Section 4.1	Transfer Restrictions

(a)	Each of the Shareholder and any permitted Transferee of the Shareholder pursuant to this Agreement shall not, and the Shareholder and any such permitted Transferee of the Shareholder shall cause each other member of the Shareholder Group not to, Transfer any shares of Preferred Stock to any Person without the prior written consent of the Company (which consent may be given or withheld, or made subject to such conditions as are determined by the Company, in its sole discretion) other than in accordance with the terms and conditions of Section 4.2.

(b)	Each of the Shareholder and any permitted Transferee of the Shareholder pursuant to this Agreement shall not, and the Shareholder and any such permitted Transferee of the Shareholder shall cause each other member of the Shareholder Group not to, Transfer any shares of Common Stock to any Person or Group of Persons that, to the knowledge of any member of the Shareholder Group, after reasonable inquiry, would immediately following the consummation of such Transfer Beneficially Own, together with its Affiliates, a number of shares of Common Stock representing more than five percent (5%) of the Common Stock outstanding at such time (any such person, a “Prohibited Transferee”); provided, however, that the restrictions under this Section 4.1(b) shall not apply to Transfers effected through a bona fide Underwritten Offering pursuant to an exercise of the registration rights provided in Article V so long as the Holder effecting any such Transfers shall instruct the managing underwriter(s) of any such Underwritten Offering to exclude (as a Transferee) Prohibited Transferees from such Underwritten Offering.

(c)	Any purported Transfer that is not in accordance with the terms and conditions of this Article IV shall be, to the fullest extent permitted by Law, null and void ab initio and, in addition to other rights and remedies at Law and in equity, the Company shall be entitled to injunctive relief enjoining the prohibited action.

Section 4.2	Exceptions

Notwithstanding the provisions of Section 4.1, the Shareholder may at any time Transfer any or all of its shares of the Preferred Stock:

(a)	to a Subsidiary or the immediate parent entity of the Shareholder or their respective Subsidiaries which enters into a joinder agreement to the Shareholder Agreement agreeing to be bound by the terms of this Agreement applicable to the Shareholder as if it were a party hereto (an “Eligible Transferee”); provided, however, that in the event that any such Eligible Transferee that owns the Preferred Stock ceases to be a Subsidiary or immediate parent entity of the Shareholder or their respective Subsidiaries, then such Person shall immediately Transfer the Preferred Stock held by it to an Eligible Transferee in accordance with this Agreement and the prior Transfer to such Person shall be, to the fullest extent permitted by Law, null and void ab initio ; or

(b)	to another Person pursuant to any merger, tender or exchange offer to acquire Common Stock or recapitalization that, in each case, the Board has approved and/or recommended to the Company’s shareholders.

Section 4.3	Legend on Securities

(a) Each certificate representing shares of the Preferred Stock and the Common Stock issued to the Shareholder and subject to the terms of this Agreement shall bear the following legend on the face thereof:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ISSUED AND SOLD WITHOUT REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES (A “STATE ACT”) IN RELIANCE UPON CERTAIN EXEMPTIONS FROM REGISTRATION UNDER SAID ACTS. THE SECURITIES EVIDENCED BY THIS CERTIFICATE CANNOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS SUCH SALE, ASSIGNMENT OR OTHER TRANSFER IS (I) MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH EACH APPLICABLE STATE ACT OR (II) EXEMPT FROM, OR NOT SUBJECT TO, THE SECURITIES ACT AND EACH APPLICABLE STATE ACT. IF THE PROPOSED SALE, ASSIGNMENT OR OTHER TRANSFER WILL BE MADE PURSUANT TO CLAUSE (II) ABOVE, THE HOLDER MUST, PRIOR TO SUCH SALE, ASSIGNMENT OR OTHER TRANSFER, FURNISH TO THE ISSUER SUCH CUSTOMARY CERTIFICATIONS, LEGAL OPINIONS AND OTHER INFORMATION AS THE ISSUER MAY REASONABLY REQUIRE TO DETERMINE THAT SUCH SALE, ASSIGNMENT OR OTHER TRANSFER IS BEING MADE IN ACCORDANCE WITH SUCH CLAUSE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CERTAIN OTHER LIMITATIONS SET FORTH IN A CERTAIN SHAREHOLDER AGREEMENT DATED AS OF OCTOBER 22, 2013, BETWEEN CORNING INCORPORATED (THE “COMPANY”) AND SAMSUNG DISPLAY CO., LTD., AS THE SAME MAY BE AMENDED FROM TIME TO TIME (THE “AGREEMENT”), COPIES OF WHICH AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”

(b)	The Company may make a notation on its records or give instructions to any transfer agents or registrars for the Preferred Stock and the Common Stock in order to implement the restrictions on Transfer set forth in this Agreement.

(c)	In connection with any Transfer of shares of the Preferred Stock and the Common Stock, prior to the registrations thereof, the Shareholder shall provide the Company with such customary certificates, opinions and other documents as the Company may reasonably request to assure that such Transfer complies fully with this Agreement and with applicable securities and other Laws.

CORNING INCORPORATED - 2013 Form 10-K	9

Back to Contents
ARTICLE V	Registration Rights

Section 5.1	Demand Registrations

(a)	Subject to Sections 5.1(c) and (e), 5.2 and 5.4, at any time and from time to time during the Registration Period, the Shareholder shall have the right by delivering a written notice to the Company (a “Demand Notice”) to require the Company to, pursuant to the terms of this Agreement, use its reasonable best efforts to register under and in accordance with the provisions of the Securities Act a number of Registrable Securities Beneficially Owned by the Shareholder Group and requested by such Demand Notice to be so registered (a “Demand Registration”) having a market value of least $100,000,000.00 in the aggregate as of the trading day immediately prior to the date of delivery of a Demand Notice. A Demand Notice shall also specify the expected method or methods of disposition of the applicable Registrable Securities.

(b)	Following receipt of a Demand Notice, the Company shall use its reasonable best efforts to file, as promptly as reasonably practicable, a Registration Statement (including, without limitation, on Form S-3 (or any comparable or successor form or forms or any similar short-form registration) by means of a shelf registration pursuant to Rule 415 under the Securities Act, if so requested by the Shareholder and the Company is then eligible to use such a registration and if there is no then-currently effective shelf registration statement on file with the SEC that would cover all the Registrable Securities requested to be registered) (or amend an existing Registration Statement if there is a then-effective shelf registration statement on file with the SEC that would cover all the Registrable Securities requested to be registered) relating to the offer and sale of the Registrable Securities requested to be included therein by the Shareholder and the Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish or otherwise make available to the Shareholder, its counsel and the managing underwriter(s), if any, copies of all such documents proposed to be filed (including all exhibits thereto) with the SEC reasonably in advance of any filing to permit a reasonable opportunity for the Shareholder, its counsel and the managing underwriter(s) to review and comment in light of the circumstances, and the Company shall in good faith consider any such comments.

(c)	The Shareholder Group shall collectively be entitled to request no more than four (4) Demand Registrations from the Company; provided that in no event shall the Company be required to effect more than two (2) Demand Registrations in any eighteen (18)-month period.

(d)	At any time that a Demand Registration involves an Underwritten Offering, the Selling Holders holding a majority of the Registrable Securities subject to such Demand Registration and the Company shall jointly select nationally recognized and top tier investment banker(s) and/or manager(s) that will serve as managing underwriter(s) (and the Company shall select which such managing underwriters will serve as lead or co-lead) and other underwriter(s) with respect to the offering of such Registrable Securities.

(e)	Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to effect, or be obligated to take any action to effect, any registration of Registrable Securities upon receipt of a Demand Notice pursuant to this Section 5.1 for a period of up to one hundred and twenty (120) days after the effective date of a Company-initiated registration (other than: (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iii) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered); provided that the Company is actively employing in good faith its reasonable best efforts to cause such registration statement to become effective; and provided further that the Company may not invoke this right more than twice in any eighteen (18) month period.

Section 5.2	Registration Procedures

If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in this Article V, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as promptly as practicable (in each case subject to Section 5.1):

(a)	Use its reasonable best efforts to prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective until the earlier of (i) ninety (90) days after the first date of such effectiveness and (ii) such time as all of the securities covered by such Registration Statement have been disposed; and use its reasonable best efforts to comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement, and use its reasonable best efforts to cause the related Prospectus to be supplemented by any Prospectus supplement or Issuer Free Writing Prospectus as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented use its reasonable best efforts to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act.

(b)	Notify each Selling Holder and the managing underwriter(s), if any, promptly, (i) when a Prospectus or any Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other Governmental Entity for amendments or supplements to a Registration Statement or related Prospectus or Issuer Free Writing Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (v) of the existence of any fact of

CORNING INCORPORATED - 2013 Form 10-K	10

Back to Contents
which the Company is or becomes aware that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference or any Issuer Free Writing Prospectus related thereto untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus, documents or Issuer Free Writing Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of any Prospectus or Issuer Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)	Use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the reasonably earliest practical date.

(d)	Furnish or make available to each Selling Holder, and each managing underwriter, if any, upon request, such reasonable number of conformed copies of the Registration Statement and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such Holder, counsel or managing underwriter(s)), and such other documents, as such Holders or such managing underwriter(s) may reasonably request in order to facilitate the public sale or other disposition of Registrable Securities owned by such Selling Holders.

(e)	Deliver to each Selling Holder, and the managing underwriter(s), if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus and any Issuer Free Writing Prospectus related to any such Prospectuses) and each amendment or supplement thereto as such Persons may reasonably request in connection with the distribution of the Registrable Securities; and the Company, subject to the last paragraph of this Section 5.2, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Selling Holders and the managing underwriter(s), if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto.

(f)	Prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the Selling Holders, the managing underwriter(s), if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions within the United States as any Selling Holder or managing underwriter(s) reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and use its reasonable best efforts to take any other action that may be necessary or advisable to enable such Selling Holders to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that, except as may be required by the Securities Act, the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) subject itself to taxation in any such jurisdiction or (iii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

(g)	Cooperate with the Selling Holders and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each Selling Holder that the Registrable Securities represented by the certificates so delivered by such Selling Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter(s), if any, or the Selling Holders, may reasonably request at least four (4) Business Days prior to any sale of Registrable Securities.

(h)	Use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Entities within the United States, except as may be required solely as a consequence of the nature of such Selling Holder’s business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the Selling Holders thereof or the managing underwriter(s), if any, to consummate the disposition of such Registrable Securities.

(i)	Upon the occurrence of any event contemplated by Section 5.2 (b)(ii), (b)(iii), (b)(iv) or (b)(v) above, use its reasonable best efforts to prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference or an Issuer Free Writing Prospectus related thereto, or use its reasonable best efforts to file any other required document so that, as thereafter delivered to the Selling Holders, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j)	Except to the extent prohibited by applicable Law and upon execution of a customary confidentiality agreement, promptly make available for inspection by the Representatives of the Selling Holders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Selling Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries, as shall be reasonably necessary or advisable to enable them to exercise their due diligence responsibility, and cause the officers, directors, employees of the Company to supply, and use reasonable best efforts to cause the independent accountants of the Company to supply, information in each case reasonably requested by any such Representative, managing underwriter(s), attorney or accountant in connection with such Registration Statement.

(k)	Provide a transfer agent and registrar for all Registrable Securities covered by the Registration Statement and a CUSIP number (which could be an existing CUSIP number) for all such Registrable Securities, in each case not later than the effective date of such Registration Statement.

(l)	Enter into such customary agreements and take all such other reasonable and customary actions (in each case in form and substance reasonably acceptable to the Company) in connection therewith in order to expedite or facilitate the disposition of all Registrable Securities covered by the Registration Statement, and to the extent required by the managing underwriter(s), to cause the Company’s management to participate by telephone (unless the Company otherwise agrees), on a customary basis, in a customary road show of reasonable duration arranged by the managing underwriter(s) with prospective investors; provided, however, that the scheduling of any such road show shall not unreasonably interfere with the normal operations of the business of the Company.

(m)	In connection with any Underwritten Offering, enter into and perform its obligations under an underwriting agreement reasonably necessary to effect the offer and sale of the Registrable Securities covered by the Registration Statement, in such form and containing such provisions as are customary for underwritten offerings of the

CORNING INCORPORATED - 2013 Form 10-K	11

Back to Contents
type proposed (which underwriting agreement shall be in form and substance reasonably acceptable to the Company).

(n)	Obtain a comfort letter from the Company’s independent registered public accounting firm(s) in customary form and covering such matters of the type customarily covered by comfort letters as the holders of a majority of the Registrable Securities being sold may reasonably request.

(o)	Provide a legal opinion of the Company’s counsel, dated the effective date of the Registration Statement (or, in connection with any Underwritten Offering, the date of the closing under the applicable underwriting agreement), with respect to such Registration Statement, each amendment and supplement thereto, the Prospectus included therein (including the preliminary Prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

(p)	Cause all Registrable Securities covered by the Registration Statement to be listed or quoted on each securities exchange or quotation system on which similar securities issued by the Company are then listed or quoted.

The Company may require each Selling Holder to furnish to the Company in writing such information required in connection with such Registration regarding such Selling Holder and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such Registration the Registrable Securities of any Selling Holder who fails to furnish such information within a reasonable time after receiving such request.

Each Selling Holder agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 5.2(b)(ii), (b)(iii) or (b)(v) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5.2(i), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the Company shall extend the time periods under this Section 5.2 with respect to the length of time that the effectiveness of a Registration Statement must be maintained by the amount of time the Holder is required to discontinue disposition of such securities.

Section 5.3	Registration Expenses

All Registration Expenses incurred in connection with registrations pursuant to this Article V shall be borne and paid by the Company. All Selling Expenses shall be borne by the Selling Holders.

Section 5.4	Blackout Periods

Notwithstanding anything in this Agreement to the contrary, with respect to any Registration Statement, or amendment or supplement thereto, whether filed or to be filed pursuant to this Agreement, if the Company delivers to the Holders whose sales of Registrable Securities are covered (or to be covered) by such Registration Statement a notice signed by the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer or General Counsel (or other Person holding a similar position) of the Company (a “Blackout Notice”) stating that, in the good faith judgment of the General Counsel (or other Person holding a similar position) of the Company, maintaining the effectiveness of such Registration Statement or filing an amendment or supplement thereto (or, if no Registration Statement has yet been filed, the filing of such a Registration Statement) would reasonably likely (i) require the public disclosure of material non-public information concerning any material development, state of facts, transaction or negotiations involving the Company or any of its Subsidiaries, (ii) require the public disclosure of material non-public information concerning the Company at a time when its directors and executive officers are restricted from trading in the Company’s securities pursuant to a Company policy with respect to “black-out periods” or (iii) would adversely affect or jeopardize, in each case in any material respect, a significant acquisition, corporate reorganization, or other similar transaction involving the Company, then the Company shall have the right to defer taking action with respect to such filing (including maintaining the effectiveness of such Registration Statement or filing an amendment or supplement thereto (or, if no Registration Statement has yet been filed, the filing of such a Registration Statement)) for a reasonable period of not more than ninety (90) days (a “Blackout Period”); provided that the Company may not invoke this right more than 120 days in the aggregate in any consecutive twelve (12) month period; and, provided, further that the Company shall not register any securities for its own account or that of any other shareholder during any Blackout Period, other than: pursuant to (A) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase or similar plan; (B) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (C) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered. Upon the receipt of any such Blackout Notice, during the Blackout Period set forth in such notice, the Holders shall forthwith discontinue use of the prospectus contained in any effective Registration Statement.

Section 5.5	Indemnification

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a)	The Company shall indemnify and hold harmless each Holder including Registrable Securities in any such Registration Statement, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the partners, members, officers, directors, owners, agents and employees of such controlling Persons, against any and all losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject under any securities Laws including, without limitation, the Securities Act, the Exchange Act, or any other statute or common Law of the United States or any other country or political subdivision thereof, or otherwise, and shall promptly reimburse them, as and when incurred, for any reasonable, actual and documented legal or other expenses incurred by them in connection with investigating any claims and defending any actions or proceedings, insofar as any such losses, claims, damages

CORNING INCORPORATED - 2013 Form 10-K	12

Back to Contents
or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in or incorporated by reference into such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any free writing prospectus or any amendments or supplements thereto, or in any offering memorandum or other offering document relating to the offering and sale of such securities, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; provided, however, the Company shall not be liable in any such case for any such loss, claim, damage, liability, action or proceeding to the extent that it (A) arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person or other aforementioned Person expressly for use in connection with such registration by such Holder; or (B) is caused by such Holder’s disposition of Registrable Securities during any period during which such Holder is obligated to discontinue any disposition of Registrable Securities pursuant to this Agreement or as a result of any stop order suspending the effectiveness of any registration statement or prospectus with respect to Registrable Securities (provided that the Company has notified the Holder of the issuance by the SEC of such stop order prior to the time the Holder disposed of such Registrable Securities); and provided, further, however, that the indemnity agreement contained in this Section 5.5 (a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the written consent of the Company, which consent shall not be unreasonably withheld.

(b)	Each Holder including Registrable Securities in any such Registration Statement shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the partners, members, officers, directors, owners, agents and employees of such controlling Persons, any underwriter, any other Person selling securities in such registration statement and any controlling Person of any such underwriter or other Person, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject under any securities Laws including, without limitation, the Securities Act, the Exchange Act, or any other statute or common Law of the United States or any other country or political subdivision thereof, or otherwise, and shall promptly reimburse them, as and when incurred, for any reasonable, actual and documented legal or other expenses incurred by them in connection with investigating any claims and defending any actions or proceedings, insofar as any such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) (i) which arise out of or are based upon a Violation which occurs in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person or other aforementioned Person expressly for use in connection with such registration by such Holder, or (ii) which is caused by such Holder’s disposition of Registrable Securities during any period during which such Holder is obligated to discontinue any disposition of Registrable Securities pursuant to this Agreement or as a result of any stop order suspending the effectiveness of any registration statement or prospectus with respect to Registrable Securities (provided that the Company has notified the Holder of the issuance by the SEC of such stop order prior to the time such Holder disposed of such Registrable Securities); provided, however, that the indemnity agreement contained in this Section 5.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the written consent of the Holder, which consent shall not be unreasonably withheld; and provided further that, in the absence of fraud or intentional misrepresentation, the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 5.5(a) and (d) shall not exceed the net proceeds from the offering received by such Holder from the sale of Registrable Securities giving rise to such indemnification obligation.

(c)	Promptly after receipt by an indemnified Party under this Section 5.6 of written notice of the commencement of any action or proceeding for which indemnification under Section 5.5(a) or Section 5.5(b) may be requested, such indemnified Party shall notify such indemnifying Party in writing of the commencement of such action or proceeding. Such indemnifying Party shall have the right to participate in, and, to the extent the indemnifying Party so desires, jointly with any other indemnifying Party similarly noticed, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified Party, and, after notice from the indemnifying Party to such indemnified Party of its election to so assume the defense thereof, such indemnifying Party shall not be liable to such indemnified Party for any legal or any other expenses subsequently incurred by such indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified Party (together with all other indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the reasonable fees and expenses to be paid by the indemnifying Party, if and only if representation of such indemnified Party by the counsel retained by the indemnifying Party would be inappropriate due to actual or potential conflicting interests between such indemnified Party and any other party represented by such counsel in such action or proceeding. The failure of an indemnified Party to deliver written notice to the indemnifying Party within a reasonable time of the commencement of any such action or proceeding, if prejudicial in any material respect to its ability to defend such action or proceeding, shall relieve such indemnifying Party of any liability to the indemnified Party under this Section 5.5.

(d)	If the indemnification provided for in this Section 5.5 from the indemnifying Party is held by a court of competent jurisdiction (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) to be unavailable to an indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying Party, in lieu of indemnifying such indemnified Party, shall contribute to the amount paid or payable by such indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying Party and indemnified Party in connection with the statements, omissions or other actions which resulted in such claim or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying Party and indemnified Party shall be determined by reference to, among other things, whether any statement, omission or other action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying Party or indemnified Party, and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or other action; provided, however, that in any such case, (i) in the absence of fraud or intentional misrepresentation, no Holder will be required to contribute any amount in excess of the public offering price for all Registrable Securities offered and sold by such Holder pursuant to such Registration Statement, and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided, further, however, that, in the absence of fraud or intentional misrepresentation, the contribution

CORNING INCORPORATED - 2013 Form 10-K	13

Back to Contents
under this Section 5.5(d) on the part of any Holder, when combined with the amounts paid or payable by such Holder pursuant to Section 5.5(b), shall not exceed the net proceeds from the offering received by such Holder from the sale of Registrable Securities giving rise to such contribution obligation.

(e)	The obligations of the Company and the Holders under this Section 5.5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement and otherwise.

Section 5.6	Rule 144 Reporting

With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a)	make and keep current public information available, as those terms are understood and defined in Rule 144, at all times;

(b)	file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)	so long as a Holder owns any Registrable Securities, furnish to the Holder forthwith upon written request (which request may only be made once during any twelve (12) month period) a written statement by the Company as to its compliance with the reporting requirements of Rule 144.

ARTICLE VI	Representations

Section 6.1	Shareholder Representations

The Shareholder represents and warrants as follows:

(a)	Power and Authority. It has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

(b)	Binding Effect. This Agreement has been duly executed and delivered by the Shareholder and is a valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms.

Section 6.2	Company Representations

The Company represents and warrants as follows:

(a)	Power and Authority. The Company has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

(b)	Binding Effect. This Agreement has been duly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

ARTICLE VII	Termination

Section 7.1	Termination

The term of this Agreement is perpetual, but may be terminated at any time by the mutual written consent of the Parties hereto. Notwithstanding the foregoing, this Agreement and all of its provisions shall terminate upon the earlier of (a) the consummation of a Change of Control; or (b) at the end of a continuous two (2)-year period (i) beginning on or after the eighteenth (18th) anniversary of the date hereof and (ii) during which for the entire time the Shareholder Group Beneficially Owns less than a Total Ownership Percentage of zero point thirty percent (0.30%). For the avoidance of doubt, unless mutually consented in writing by the Parties, in no event shall this Agreement terminate pursuant to sub-clause (b) prior to the twentieth (20th) anniversary of the date hereof.

CORNING INCORPORATED - 2013 Form 10-K	14

Back to Contents
Section 7.2	Effect of Termination

From and after a termination in accordance with Section 7.1, this Agreement shall become null and void and of no further force and effect, except for Section 5.5, Section 8.2, Section 8.3, Section 8.5, Section 8.8 and Section 8.12, which shall continue in full force and effect indefinitely. The termination of this Agreement shall not affect any rights or obligations that shall have arisen or accrued prior to the date of termination.

ARTICLE VIII	Miscellaneous

Section 8.1	No Other Agreements

Each of the Company and the Shareholder shall not (and shall cause its Affiliates not to) enter into any other voting, buy-sell, shareholder or other agreement relating to any Capital Stock that conflicts with or is otherwise inconsistent in any way with this Agreement.

Section 8.2	Announcements

Except as permitted under the Framework Agreement, neither the Company nor the Shareholder shall make any public announcement with respect to the existence or terms of this Agreement without the prior approval of the other Party. Notwithstanding the foregoing, nothing in this Section 8.2 shall prevent any Party from making any public announcement or filing it determines to be reasonably necessary in order to satisfy its obligations under applicable Law or under the rules of any national securities exchange.

Section 8.3	Specific Performance

(a)	The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each Party agrees that, in the event of any breach or threatened breach by any other Party of any covenant or obligation contained in this Agreement, the non-breaching Party shall be entitled (in addition to any other remedy that may be available to it whether in Law or equity, including monetary damages) to seek to obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (ii) an injunction restraining such breach or threatened breach. Each Party acknowledges and agrees that (A) each Party is entitled to seek to specifically enforce the terms and provisions of this Agreement and (B) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the Parties hereto would have entered into this Agreement.

(b)	Each Party further agrees that (i) such Party will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that the other party has an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at Law or equity and (ii) no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.3, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 8.4	Assignment; Binding Effect

Except as expressly provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned, in whole or in part, by any of the Parties without the prior written consent of the other Parties. Any purported assignment without such prior written consent will be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

CORNING INCORPORATED - 2013 Form 10-K	15

Back to Contents
Section 8.5	Notices

All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and shall be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, by facsimile transmission, as follows (or to such other address as any Party may give in a notice given in accordance with the provisions hereof):

(a)	If to the Company to:

Corning Incorporated
One Riverfront Plaza
Corning, New York 14831
Attention:	Corporate Secretary
Fax:	+1-607-974-6686

with a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019-6150
Attention:	Andrew R. Brownstein
Ronald C. Chen
Fax:	(212) 403-2000

(b)	If to the Shareholder to:

Samsung Display Co., Ltd.
95, Samsung 2-ro, Giheung-gu
Yongin-si, Gyeonggi-do, the Republic of Korea
Attention:	Senior Legal Counsel
Fax:	+82-31-209-2237

with a copy to (which shall not constitute notice):

Paul Hastings LLP
33/F West Tower, Mirae Asset Center1
67, Suha-dong, Jung-gu
Seoul, 100-210, Korea
Attention:	Daniel Sae-Chin Kim
Fax:	+82-2-6321-3902

or to such other address or facsimile number as such Party may hereafter specify by notice to the other Parties hereto. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified above and electronic confirmation of transmission is received or (ii) if given by any other means, when delivered at the address specified in this Section 8.5.

Section 8.6	Amendment; Waiver

This Agreement may be amended, modified, waived or altered only in a writing signed by the Parties hereto. The failure of a Party to insist upon the performance of any provision hereof shall not constitute a waiver of, or estoppel against, assertion of the right to require such performance, nor shall a waiver or estoppel in one case or instance imply a waiver or estoppel with respect to any other case or instance, whether of similar nature or otherwise.

Section 8.7	Descriptive Headings

The descriptive headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

Section 8.8	Expenses

Except as contemplated by Article V, each Party shall bear its own costs and expenses in connection with the negotiation, execution and performance of this Agreement.

Section 8.9	Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of applicable Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

CORNING INCORPORATED - 2013 Form 10-K	16

Back to Contents
Section 8.10	Further Assurances

The Parties agree to cooperate fully in the execution, acknowledgment and delivery of all instruments, agreements and other papers and to take such other actions as may be necessary to further carry out and fully accomplish the intent and purposes of this Agreement.

Section 8.11	Entire Agreement

This Agreement, the Standstill Agreement and the Framework Agreement (including the other Transaction Documents) constitute the entire agreement between the Parties respecting the subject matter of this Agreement and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter of this Agreement, whether written or oral.

Section 8.12	Governing Law; Jurisdiction

(a)	This Agreement and the transactions contemplated hereby, and all disputes between the Parties under or related to this Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the Laws of the State of New York, applicable to contracts executed in and to be performed entirely within the State of New York, without regard to the conflicts of Laws principles thereof.

(b)	In the event any Party to this Agreement commences any litigation, proceeding or other legal action in connection with or relating to this Agreement or any matters described or contemplated herein, the Parties to this Agreement hereby irrevocably and unconditionally (i) agree that any litigation, proceeding or other legal action shall be instituted exclusively in a court of competent jurisdiction located within the City of New York, New York, whether a state or federal court; (ii) agree that in the event of any such litigation, proceeding or action, such Parties irrevocably and unconditionally consent and submit to personal jurisdiction in any such court described in clause (i) of this Section 8.12(b) and to service of process upon them in accordance with the rules and statutes governing service of process (it being understood that nothing in this Section 8.12(b) shall be deemed to prevent any Party from seeking to remove any action to a federal court in the City of New York, New York); (iii) waive to the full extent permitted by Law any objection that they may now or hereafter have to the venue of any such litigation, proceeding or action in any such court or that any such litigation, proceeding or action was brought in an inconvenient forum; (iv) agree as an alternative method of service to service of process in any legal proceeding by mailing of copies thereof to such Party at its address set forth in Section 8.5 for communications to such Party; (v) agree that any service made as provided herein shall be effective and binding service in every respect; and (vi) agree that nothing herein shall affect the rights of any Party to effect service of process in any other manner permitted by Law. The Parties hereto agree that a final judgment in any such litigation, proceeding or action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(c)	EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12(c).

Section 8.13	Counterparts; Facsimile

This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed an original and all such counterparts shall constitute one and the same instrument. Any executed counterpart delivered by facsimile or other means of electronic transmission shall be deemed an original for all purposes.

Section 8.14	Shares

Upon the Transfer by the Shareholder or an Affiliate of the Shareholder of any Common Stock issued or issuable upon conversion of the Preferred Stock to another Affiliate of the Shareholder, such Transferring Shareholder or Affiliate, as applicable, shall give written notice of such Transfer (including the number of shares Transferred) to the Company at least 3 Business Days prior to such Transfer, and shall cause such Transferee Affiliate to enter into a joinder agreement to the Shareholder Agreement agreeing to be bound by the terms of the Shareholder Agreement applicable to the Shareholder as if it were a party thereto.

[Signature Page Follows]

CORNING INCORPORATED - 2013 Form 10-K	17

Back to Contents

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

SAMSUNG DISPLAY CO., LTD.

By:	/s/ Baik Kyu Song
Name:	Baik Kyu Song
Title:	Executive Vice President

[Signature Page to Shareholder Agreement]

CORNING INCORPORATED - 2013 Form 10-K	18

Back to Contents

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

CORNING INCORPORATED

By:	/s/ Lawrence D. McRae
Name:	Lawrence D. McRae
Title:	Executive Vice President

[Signature Page to Shareholder Agreement]

CORNING INCORPORATED - 2013 Form 10-K	19

Back to Contents
EXHIBIT A	Form of Irrevocable Proxy

In order to secure the performance of the duties of the undersigned pursuant to Section 2.1 and Section 3.1 of the Shareholder Agreement, dated as of October 22, 2013 (the “Agreement”), by and between Samsung Display Co., Ltd. and Corning Incorporated (the “Company”), the undersigned hereby irrevocably appoints [                           ] and [                           ], and each of them, the attorneys, agents and proxies, with full power of substitution in each of them, for the undersigned, and in the name, place and stead of the undersigned, to vote (or cause to be voted) or, if applicable, to give consent, in such manners as each such attorney, agent and proxy or his substitute shall in his sole discretion deem proper to record such vote (or consent) in the manners, and with respect to such matters as set forth in Section 2.1 and Section 3.1 of the Agreement with respect to all voting securities (whether taking the form of shares of Common Stock, par value $0.50 per share, or other voting securities of the Company), which the undersigned is or may be entitled to vote at any meeting of the Company held after the date hereof, whether annual or special and whether or not an adjourned meeting or, if applicable, to give written consent with respect thereto. This proxy is coupled with an interest, shall be irrevocable and binding on any successor in interest of the undersigned and shall not be terminated by operation of law upon the occurrence of any event except that this proxy shall be terminated and have no further effect upon the valid termination of the Agreement. This proxy shall operate to revoke and render void any prior proxy as to voting securities heretofore granted by the undersigned which is inconsistent herewith.

The undersigned Beneficially Owns (as defined in the Agreement) [                  ] shares of Common Stock.

[                         ]

By:
Name:
Title:

CORNING INCORPORATED - 2013 Form 10-K	20